Exhibit 23.6.0

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-4 of GrafTech Holdings Inc. of our report dated March 20, 2009 relating to the consolidated financial statements of C/G Electrodes LLC and Subsidiary as of December 31, 2008 and 2007 and for the years then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Alpern Rosenthal
Pittsburgh, Pennsylvania
August 19, 2010